UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Commission File Number 1-15106

PETRÓLEO BRASILEIRO S.A. - PETROBRAS
(Exact name of registrant as specified in its charter)

BRAZILIAN PETROLEUM CORPORATION –

PETROBRAS
(Translation of registrant’s name into English)

Commission File Number 333-14168 PETROBRAS INTERNATIONAL FINANCE COMPANY (Exact name of registrant as specified in its charter) Not Applicable (Translation of registrant’s name into English)
FEDERATIVE REPUBLIC OF BRAZIL (Jurisdiction of Incorporation or Organization)	CAYMAN ISLANDS (Jurisdiction of Incorporation or Organization)
Avenida República do Chile, 65 20035-900 – Rio de Janeiro – RJ, Brazil (55-21) 3224-4477 (Address of principal executive offices)	4th Floor, Harbour Place 103 South Church Street George Town, Grand Cayman Cayman Islands (55-21) 3224-1410 (Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-118644, 333-92044

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.125% Global Notes due 2016	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 22 through 33 of Petrobras International Finance Company’s (the “Company”) Prospectus dated July 28, 2005 (Registration Nos. 333-118644, 333-92044), as supplemented by the information under the headings “Risk Factors—Risks Relating to PIFCo’s Debt Securities” and “Description of the Notes” on pages S-25 through S-26 and S-30 through S-40, respectively, of the Company’s related Prospectus Supplement, dated September 29, 2006, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.	Exhibits.

99 (A). Prospectus, dated July 28, 2006 and Prospectus Supplement, dated September 29, 2006, incorporated by reference to the Company’s filing under Rule 424(b)(2), dated October 2, 2006.

99 (B). Form of Global Note incorporated by reference to Exhibit 4.3 of the Report on Form 6-K of the Company filed on October 10, 2006.

99 (C). Indenture among the Company and The Bank of New York, as successor to JPMorgan Chase Bank, dated as of July 19, 2002, incorporated by reference to Exhibit 4.5 of the Registration Statement on Form F-3 of the Company filed on July 19, 2002 (Registration No. 333-92044-01).

99 (D). Fifth Supplemental Indenture among the Company, Petrobras and The Bank of New York, dated as of October 6, 2006, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K of the Company filed on October 10, 2006.

99 (E). Standby Purchase Agreement among Petrobras and The Bank of New York, dated as of October 6, 2006, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K of the Company filed on October 10, 2006.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

(Registrant)

By:   /s/  Almir Guilherme Barbassa

Name: Almir Guilherme Barbassa

Title:   Director

By:   /s/  Ildo Luis Sauer

Name: Ildo Luis Sauer

Title:   Director de Gas e Energia

PETROBRAS INTERNATIONAL FINANCE COMPANY

(Registrant)

By:   /s/  Servio Tulio da R. Tinoco

Name: Servio Tulio da R. Tinoco

Title:   General Manager

By:   /s/  Daniel L. Oliveira

Name: Daniel L. Oliveira

Title:   Chairman

Date: October 31, 2006

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INDEX TO EXHIBITS

Exhibit No.	Exhibit
99 (A).	Prospectus dated July 28, 2006 and Prospectus Supplement dated September 29, 2006, incorporated by reference to the Company’s filing under Rule 424(b)(2) dated October 2, 2006.
99 (B).	Form of Global Note incorporated by reference to Exhibit 4.3 of the Report on Form 6-K of the Company filed on October 10, 2006.
99 (C).

Indenture among the Company and The Bank of New York, as successor to JPMorgan Chase Bank, dated as of July 19, 2002, incorporated by reference to Exhibit 4.5 of the Registration Statement on Form F-3 of the Company filed on July 19, 2002 (Registration No. 333-92044-01).

99 (D).

Fifth Supplemental Indenture among the Company, Petrobras and The Bank of New York, dated as of October 6, 2006, incorporated by reference to Exhibit 4.2 of the Report on Form 6-K of the Company filed on October 10, 2006.

99 (E).

Standby Purchase Agreement among Petrobras and The Bank of New York, dated as of October 6, 2006, incorporated by reference to Exhibit 4.1 of the Report on Form 6-K of the Company filed on October 10, 2006.

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